Exhibit 99.1

NEWS RELEASE

NOBLE ENERGY ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2017 RESULTS

HOUSTON (February 20, 2018) -- Noble Energy, Inc. (NYSE: NBL) (“Noble Energy” or the "Company”) today announced fourth quarter and full-year 2017 financial and operating results. Highlights include:

•	Strengthened the balance sheet through non-core asset divestitures and retired approximately $570 million of Noble Energy debt in the fourth quarter.

•	Delivered record quarterly U.S. onshore oil volumes and growth of over 40 percent(1) from first quarter to fourth quarter 2017.

•
Increased fourth quarter 2017 total company liquids composition to 56 percent compared to 46 percent in the fourth quarter 2016. U.S. onshore liquids grew to 67 percent of total U.S. onshore production.

•	Grew fourth quarter combined Texas volumes to 130 MBoe/d, and increased oil as a percentage of DJ Basin volumes to a record 55 percent.

•	Commenced operation at the Company’s second Central Gathering Facility in the Delaware Basin.

•	Reduced unit operating expenses eight percent from the third quarter 2017 to $8.10 per BOE in the fourth quarter.

•	Proved reserves added replaced approximately 625 percent of 2017 production.

David L. Stover, Noble Energy’s Chairman, President and CEO, commented, “For Noble Energy, 2017 was a transformative year as we repositioned our portfolio and executed on our strategy to drive capital efficiency in our high-margin, high-return basins. We significantly advanced the development of our U.S. onshore assets as we reduced drilling costs and enhanced well productivity, while materially increasing the scale of our Texas operations. In addition, the value of our midstream business expanded through the build-out of multiple facilities to support the Company's future upstream production plans. Our world-class Leviathan project was one of the largest offshore projects sanctioned in 2017, and we commenced project execution, taking advantage of a low point in the cycle for offshore costs. All of this was accomplished with record safety performance across the Company. The results delivered in 2017 provide significant momentum as we enter 2018 and deliver growing value for shareholders."

Fourth Quarter and Full-Year 2017 Results

Fourth quarter net income attributable to Noble Energy totaled $494 million, or $1.01 per diluted share. The Company reported adjusted net income(2) and adjusted net income per share(2) attributable to Noble Energy for the quarter of $156 million, or $0.32 per diluted share, which excludes the impact of certain items typically not considered by analysts in formulating estimates. Adjusted EBITDAX(2) was $789 million.

During the fourth quarter, the Company invested $579 million in its upstream operations and funded $76 million for onshore midstream assets. Approximately 80 percent was deployed to our U.S. onshore plays and 17 percent was spent in Israel primarily for Leviathan development.

Total Company sales volumes for the fourth quarter 2017 were 380 thousand barrels of oil equivalent per day (MBoe/d), an increase of 25 MBoe/d from the third quarter 2017 and up nearly 50 MBoe/d(1) from the fourth quarter of last year. Volumes for the fourth quarter of 2017 were impacted by approximately 7 MBoe/d as a result of winter storms and third-party facility impacts in the Company's Texas operations. U.S. onshore volumes were up approximately 40 percent(1) from the fourth quarter of 2016 while combined sales volumes from the Gulf of Mexico and West Africa were down approximately 20 percent due to natural field decline. In Israel, net volumes were slightly lower than the fourth quarter of last year, driven by the impact of planned maintenance work in October 2017.

Unit operating expenses for the fourth quarter 2017 totaled $8.10 per BOE, including lease operating expenses (LOE), production taxes, gathering and transportation expenses and marketing costs. LOE decreased by three percent from third quarter 2017 to $4.49 per BOE. Production tax expense for the period totaled 1.7 percent of oil, gas, and NGL revenues and benefited from finalizing prior years’ property tax returns. Depreciation, depletion and amortization was reduced to $14.28 per BOE, down 11 percent from the fourth quarter of last year primarily as a result of increased reserve bookings from our enhanced onshore well performance.

Equity method and other income for the quarter of $59 million was greater than expected primarily due to the strength of liquids prices at the methanol and LPG plants in Equatorial Guinea.

Adjustments to net income attributable to Noble Energy for the quarter include the removal of the gain on the sale of mineral interests, unrealized mark to market loss on commodity hedges, and the net impact from the recently enacted Tax Cuts and Jobs Act, among other items. There is no significant near-term cash impact to Noble Energy resulting from the new tax law.

Full-year 2017 net loss attributable to Noble Energy totaled $1,118 million, or $2.38 per diluted share. The Company reported adjusted net income(2) and adjusted net income per share(2) attributable to Noble Energy for the year of $147 million, or $0.31 per diluted share. Adjusted EBITDAX(2) was $2,648 million for full-year 2017.

The Company achieved full year reported sales volumes of 381 MBoe/d, an increase of seven percent(1) from 2016. Organic upstream capital expenditures and midstream investments funded by the Company totaled $2,556 million for the year.

Strengthening the Balance Sheet

In November 2017, the Company closed the sale of non-core mineral and royalty interests, including approximately 4 MBoe/d of net production for $340 million. In December 2017, the Company closed the sale of approximately 30,200 net acres of its DJ Basin position in Weld County, Colorado, which included approximately 3 MBoe/d. Noble Energy received $568 million from the initial close of the DJ Basin sale and anticipates the remaining funds of approximately $40 million to be received in a final closing by mid-2018.

During the fourth quarter, the Company paid off its term loan balance of $550 million and certain legacy Rosetta Resources notes of approximately $20 million, bringing full-year 2017 Noble Energy debt retirement to approximately $1.2 billion, inclusive of Clayton Williams Energy debt retired at the time of acquisition. The Company ended 2017 with $4.5 billion in total financial liquidity, comprised of cash and Noble Energy's available credit facility borrowing capacity.

Significant U.S. Onshore Growth

Total sales volumes across the Company’s U.S. onshore assets averaged 249 MBoe/d in the fourth quarter 2017, up approximately 40 percent(1) from the fourth quarter of 2016. U.S. onshore oil volumes totaled a record 104 MBbl/d, up over 40 percent(1) from the first quarter 2017. Fourth quarter 2017 volumes reflect record quarterly volumes in the Company’s Eagle Ford and Delaware Basin assets. Texas volumes were reduced approximately 7 MBoe/d in the fourth quarter due to winter storms in December and third-party facility impacts.

The DJ Basin averaged 115 MBoe/d, an increase of three percent from the fourth quarter of last year driven by strong well performance in the Company’s Wells Ranch and East Pony areas. Oil volumes in the DJ Basin totaled 63 MBbl/d, or 55 percent of total basin production, up five percentage points from the fourth quarter of last year.

Noble Energy's Texas volumes increased by more than 75 MBoe/d in the fourth quarter as compared to the fourth quarter 2016. Production from the Eagle Ford doubled from the fourth quarter 2016 to an average of 92 MBoe/d through development of the Lower Eagle Ford in South Gates Ranch. Delaware Basin production of 38 MBoe/d was nearly four times that of the fourth quarter 2016 as the Company continued to accelerate the pace of development and delivered strong well performance. The second Delaware Basin central gathering facility, operated by Noble Midstream Partners, started up at the beginning of December 2017.

During the fourth quarter, the Company averaged eight operated drilling rigs (two DJ, five Delaware and one Eagle Ford) and four completion crews (two DJ and two Delaware). Fourth quarter operated wells brought online included 22 in the DJ Basin, 10 in the Eagle Ford and 21 in the Delaware.

Strong Performance in Israel

Net sales volumes totaled 262 million cubic feet of natural gas equivalent per day (MMcfe/d) during the fourth quarter of 2017. Gross production from the Company’s assets in Israel averaged 911 MMcfe/d. The Company completed planned maintenance at Tamar ahead of schedule in the early part of the fourth quarter, contributing to 98 percent uptime during the quarter.

Currently, development of the Leviathan project is approximately 40 percent complete. Construction of the production platform is underway, preparations to mobilize the drilling rig commenced and the project remains on budget and schedule with first gas sales anticipated by the end of 2019.

Offshore Assets

Sales volumes for West Africa were 64 MBoe/d (30 percent oil) which were equal to produced volumes. Quarterly sales volumes in the Gulf of Mexico averaged 23 MBoe/d, with 78 percent oil contribution, reflecting continued strong field performance and facility uptime.

Additional details for the fourth quarter and year-end results can be found in the quarterly supplement on the Company’s website, www.nblenergy.com.

(1)Pro forma for asset divestments.
(2)A Non-GAAP measure, please see the respective earnings release schedules included herein for reconciliations.

Webcast and Conference Call Information

Noble Energy, Inc. will host a live audio webcast and conference call at 8:00 a.m. Central Time on February 20, 2018. The webcast link is accessible on the 'Investors' page at www.nblenergy.com. A replay will be available on the website. Conference call numbers for participation during the question and answer session are:

Toll Free Dial in: 800-289-0438
International Dial in: 323-994-2083
Conference ID: 4328087

Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets. Founded more than 85 years ago, the Company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People’s Lives®. For more information, visit www.nblenergy.com.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
Brad.Whitmarsh@nblenergy.com

Megan Dolezal
(281) 943-1861
Megan.Dolezal@nblenergy.com

Lauren Brown
(281) 872-3208
Lauren.Brown@nblenergy.com

Media Contacts
Reba Reid
(713) 412-8441
media@nblenergy.com

Paula Beasley
(281) 876-6133
media@nblenergy.com

This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", "believes", "expects", "intends", "will", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy's current views about future events. Such forward-looking statements may include, but are not limited to, future financial and operating results, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations.  No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's businesses that are discussed in Noble Energy's most recent annual reports on Form 10-K, respectively, and in other Noble Energy reports on file with the Securities and Exchange Commission (the "SEC"). These reports are also available from the sources described above. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update any forward-looking statements should circumstances or management’s estimates or opinions change.

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Energy’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see Noble Energy’s respective earnings release for reconciliations of the differences between any historical non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

Schedule 1
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017		2016		2017		2016
Revenues
Crude Oil and Condensate	$709		$564		$2,346		$1,854
Natural Gas Liquids	164		92		493		296
Natural Gas	269		323		1,221		1,239
Income from Equity Method Investees and Other	59		31		196		102
Total Revenues	1,201		1,010		4,256		3,491
Operating Expenses
Lease Operating Expense	157		130		571		542
Production and Ad Valorem Taxes	19		5		138		78
Gathering, Transportation and Processing Expense	99		126		432		480
Marketing Expense	8		19		47		58
Exploration Expense	52		549		188		925
Depreciation, Depletion and Amortization	499		595		2,053		2,454
General and Administrative	111		106		415		399
Loss on Marcellus Shale Upstream Divestiture	53		—		2,379		—
Asset Impairments	63		92		70		92
Other Operating Income, Net	(321)		(249)		(235)		(161)
Total Operating Expenses	740		1,373		6,058		4,867
Operating Income (Loss)	461		(363)		(1,802)		(1,376)
Other Expense
Loss (Gain) on Commodity Derivative Instruments	82		87		(63)		139
Loss (Gain) on Extinguishment of Debt	—		—		98		(80)
Interest, Net of Amount Capitalized	83		86		354		328
Other Non-Operating Expense, Net	4		5		—		9
Total Other Expense	169		178		389		396
Income (Loss) Before Income Taxes	292		(541)		(2,191)		(1,772)
Income Tax Benefit	(224)		(301)		(1,141)		(787)
Net Income (Loss) Including Noncontrolling Interests	516		(240)		(1,050)		(985)
Less: Net Income Attributable to Noncontrolling Interests(1)	22		12		68		13
Net Income (Loss) Attributable to Noble Energy	$494		$(252)		$(1,118)		$(998)

Net Income (Loss) Attributable to Noble Energy Per Share of Common Stock
Income (Loss) Per Share, Basic and Diluted	$1.01		$(0.59)		$(2.38)		$(2.32)
Weighted Average Number of Shares Outstanding
Basic	487	—	430	—	469	—	430
Diluted	488		430		469		430

(1) The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 20, 2018.

Schedule 2
Condensed Balance Sheets
(in millions, unaudited)

	December 31, 2017	December 31, 2016
Assets
Current Assets
Cash and Cash Equivalents	$675	$1,180
Accounts Receivable, Net	748	615
Other Current Assets	780	160
Total Current Assets	2,203	1,955
Net Property, Plant and Equipment	17,502	18,548
Goodwill	1,310	—
Other Noncurrent Assets	461	508
Total Assets	$21,476	$21,011
Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable - Trade	$1,161	$736
Other Current Liabilities	578	742
Total Current Liabilities	1,739	1,478
Long-Term Debt	6,746	7,011
Deferred Income Taxes	1,127	1,819
Other Noncurrent Liabilities	1,245	1,103
Total Liabilities	10,857	11,411
Total Shareholders' Equity	9,936	9,288
Noncontrolling Interests(1)	683	312
Total Equity	10,619	9,600
Total Liabilities and Equity	$21,476	$21,011

(1) The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 20, 2018.

Schedule 3
Condensed Statement of Cash Flows
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cash Flows From Operating Activities
Net Income (Loss) Including Noncontrolling Interests (1)	$516	$(240)	$(1,050)	$(985)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities
Depreciation, Depletion and Amortization	499	595	2,053	2,454
Asset Impairments	63	92	70	92
Loss on Marcellus Shale Upstream Divestiture	53	—	2,379	—
Deferred Income Tax Benefit	(239)	(285)	(1,227)	(984)
Dry Hole Cost	7	474	9	579
Undeveloped Leasehold Impairment	11	12	62	93
Loss (Gain) on Extinguishment of Debt	—	—	98	(80)
Loss (Gain) on Commodity Derivative Instruments	82	87	(63)	139
Net Cash (Used) Received in Settlement of Commodity Derivative Instruments	(5)	114	13	569
Gain on Divestitures	(326)	(261)	(326)	(238)
Stock Based Compensation	21	16	104	77
Other Adjustments for Noncash Items Included in Income	(26)	(18)	(21)	95
Net Changes in Working Capital	(123)	(289)	(150)	(460)
Net Cash Provided by Operating Activities	533	297	1,951	1,351
Cash Flows From Investing Activities
Additions to Property, Plant and Equipment	(693)	(377)	(2,649)	(1,541)
Proceeds from Divestitures	916	455	2,073	1,241
Clayton Williams Energy Acquisition	—	—	(616)	—
Other Acquisitions	—	—	(327)	—
Other - Investing	(19)	(123)	(87)	(131)
Net Cash Provided by (Used in) Investing Activities	204	(45)	(1,606)	(431)
Cash Flows From Financing Activities
Dividends Paid, Common Stock	(49)	(43)	(190)	(172)
Proceeds from Revolving Credit Facility	—	—	1,585	—
Repayment of Credit Facility	(45)	—	(1,355)	—
Repayment of Clayton Williams Energy Long-term Debt	—	—	(595)	—
Repayment of Term Loan Facility	(550)	(850)	(550)	(850)
(Repayment) Proceeds from Long Term Debt, Net	(18)	—	(28)	17
Proceeds from Noble Midstream Partners Revolving Credit Facility	80	—	325	—
Issuance of Noble Midstream Partners Common Units, Net of Offering Costs	(195)	—	(240)	—
Proceeds from Noble Midstream Partners Revolving Credit Facility	174	—	312	299
Other - Financing	(23)	2	(114)	(62)
Net Cash Used in Financing Activities	(626)	(891)	(850)	(768)
Increase (Decrease) in Cash and Cash Equivalents	111	(639)	(505)	152
Cash and Cash Equivalents at Beginning of Period	564	1,819	1,180	1,028
Cash and Cash Equivalents at End of Period	$675	$1,180	$675	$1,180

(1) The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. For the quarter and year ended December 31, 2017 and 2016, Net Income (Loss) includes Net Income Attributable to Noncontrolling Interests in NBLX.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 20, 2018.

Schedule 4
Volume and Price Statistics
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Sales Volumes	2017	2016	2017	2016
Crude Oil and Condensate (MBbl/d)
United States Onshore	104	74	90	74
United States Gulf of Mexico	18	28	21	25
Equatorial Guinea	17	27	18	26
Equity Method Investee - Equatorial Guinea	2	2	2	2
Total	141	131	131	127
Natural Gas Liquids (MBbl/d)
United States Onshore	62	49	56	53
United States Gulf of Mexico	2	1	2	1
Equity Method Investee - Equatorial Guinea	6	6	6	5
Total	70	56	64	59
Natural Gas (MMcf/d)
United States Onshore	494	784	586	861
United States Gulf of Mexico	22	32	21	20
Israel	260	272	272	281
Equatorial Guinea	236	250	239	235
Total	1,012	1,338	1,118	1,397
Total Sales Volumes (MBoe/d)
United States Onshore	249	254	244	271
United States Gulf of Mexico	23	33	26	30
Israel	44	46	46	47
Equatorial Guinea	56	69	57	65
Equity Method Investee - Equatorial Guinea	8	8	8	7
Total Sales Volumes (MBoe/d)	380	410	381	420

Total Sales Volumes (MBoe)	34,946	37,726	139,050	153,540

Price Statistics - Realized Prices(1)
Crude Oil and Condensate ($/Bbl)
United States Onshore	$53.83	$46.69	$48.88	$39.46
United States Gulf of Mexico	58.08	45.52	50.05	39.99
Equatorial Guinea	60.83	51.39	53.68	43.54
Natural Gas Liquids ($/Bbl)
United States Onshore	$27.77	$19.83	$23.34	$14.82
United States Gulf of Mexico	32.79	34.76	25.76	18.62
Natural Gas ($/Mcf)
United States Onshore	$2.87	$2.45	$3.02	$2.10
United States Gulf of Mexico	3.09	2.93	3.16	2.58
Israel	5.31	5.27	5.32	5.21
Equatorial Guinea	0.27	0.27	0.27	0.27

(1) Average realized prices do not include gains or losses on commodity derivative instruments.

Schedule 5
Reconciliation of Net Income (Loss) Attributable to Noble Energy and Per Share (GAAP) to
Adjusted Income (Loss) Attributable to Noble Energy and Per Share (Non-GAAP)
(in millions, except per share amounts, unaudited)

Adjusted income (loss) attributable to Noble Energy and per share (Non-GAAP) should not be considered an alternative to, or more meaningful than, net income (loss) attributable to Noble Energy and per share (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that adjusted income (loss) attributable to Noble Energy and per share (Non-GAAP) is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain noncash and/or nonrecurring items that management does not consider to be indicative of our performance from period to period. We believe this Non-GAAP measure is used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, adjusted income (loss) attributable to Noble Energy and per share (Non-GAAP) may be useful for comparison of earnings and per share to forecasts prepared by analysts and other third parties. However, our presentation of adjusted income (loss) attributable to Noble Energy and per share (Non-GAAP), may not be comparable to similar measures of other companies in our industry.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net Income (Loss) Attributable to Noble Energy (GAAP)	$494	$(252)	$(1,118)	$(998)
Adjustments to Net Income (Loss)
Loss on Marcellus Shale Upstream Divestiture	53	—	2,379	—
Loss (Gain) on Commodity Derivative Instruments, Net of Cash Settlements	77	201	(50)	708
Leasehold Impairment	11	484	62	591
Gain on Divestitures	(324)	(261)	(326)	(238)
Clayton Williams Energy Acquisition Expenses	2	—	100	—
Asset Impairments	63	92	70	92
Other Adjustments	14	(3)	139	(21)
Total Adjustments Before Tax	(104)	513	2,374	1,132
Current Income Tax Effect of Adjustments (1)	—	(66)	—	45
Deferred Income Tax Effect of Adjustments (1)	36	(82)	(839)	(427)
Adjustments to Net Income (Loss), After Tax	$(68)	$365	$1,535	$750
Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP), Before Tax Reform Impact	426	113	417	(248)
Tax Reform Impact (2)	(270)	—	(270)	—
Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP)	$156	$113	$147	$(248)
Net Income (Loss) Attributable to Noble Energy Per Share, Basic and Diluted (GAAP)	$1.01	$(0.59)	$(2.38)	$(2.32)
Loss on Marcellus Shale Upstream Divestiture	0.11	—	5.05	—
Loss (Gain) on Commodity Derivative Instruments, Net of Cash Settlements	0.16	0.46	(0.11)	1.65
Leasehold Impairment	0.02	1.13	0.13	1.37
Gain on Divestitures	(0.67)	(0.61)	(0.70)	(0.55)
Clayton Williams Energy Acquisition Expenses	—	—	0.21	—
Asset Impairments	0.13	0.21	0.15	0.21
Other Adjustments	0.04	—	0.32	(0.05)
Current Income Tax Effect of Adjustments (1)	—	(0.15)	—	0.10
Deferred Income Tax Effect of Adjustments (1)	0.07	(0.19)	(1.79)	(0.99)
Adjusted Income (Loss) Attributable to Noble Energy Per Share, Diluted (Non-GAAP)	$0.87	$0.26	$0.88	$(0.58)
Tax Reform Impact (2)	(0.55)	—	(0.57)	—
Adjusted Income (Loss) Attributable to Noble Energy Per Share, Diluted (Non-GAAP)	0.32	0.26	0.31	(0.58)
Weighted Average Number of Shares Outstanding, Basic	487	430	469	430
Incremental Dilutive Shares	1	3	2	—
Weighted Average Number of Shares Outstanding, Diluted	488	433	471	430

(1) Amount represents the income tax effect of adjustments, determined for each major tax jurisdiction for each adjusting item, including the impact of timing and magnitude of divestiture activities and the change in the indefinite reinvestment assertion related to accumulated undistributed earnings of foreign subsidiaries.

(2) On December 22, 2017, U.S. Congress enacted the Tax Cuts and Jobs Act (Tax Reform Legislation), making significant changes to U.S. federal income tax law impacting us. Provisions of the Tax Reform Legislation include, among others: a decrease in the federal corporate tax rate to 21% beginning in 2018, a transition tax on a one-time “deemed repatriation” of accumulated foreign earnings, repeal and carryover of the corporate alternative minimum tax (AMT), and a phase-down of the bonus depreciation percentage. There is no significant near-term cash impact to Noble Energy resulting from the new tax law.

Schedule 6
Reconciliation of Net Income (Loss) Attributable to Noble Energy (GAAP) to Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP) and Adjusted EBITDAX (Non-GAAP)
(in millions, unaudited)

Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation, Depletion and Amortization, and Exploration Expenses (Adjusted EBITDAX) (Non-GAAP) should not be considered an alternative to, or more meaningful than, net income (loss) attributable to Noble Energy (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that Adjusted EBITDAX (Non-GAAP) is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain noncash and/or nonrecurring items that management does not consider to be indicative of our performance from period to period. We believe these Non-GAAP measures are used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, Adjusted EBITDAX (Non-GAAP) may be useful for comparison to forecasts prepared by analysts and other third parties. However, our presentation of Adjusted EBITDAX (Non-GAAP) may not be comparable to similar measures of other companies in our industry.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net Income (Loss) Attributable to Noble Energy (GAAP)	$494	$(252)	$(1,118)	$(998)
Adjustments to Net Income (Loss), After Tax (1)	(338)	365	1,265	750
Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP)	156	113	147	(248)

Adjustments to Adjusted Income (Loss) Attributable to Noble Energy
Depreciation, Depletion, and Amortization	499	595	2,053	2,454
Exploration Expense(2)	41	65	126	334
Interest, Net of Amount Capitalized	83	86	354	328
Current Income Tax Expense(3)	15	50	86	152
Deferred Income Tax Benefit(3)	(5)	(203)	(118)	(557)
Adjusted EBITDAX (Non-GAAP)	$789	$706	$2,648	$2,463

(1) See Schedule 5: Reconciliation of Net Income (Loss) Attributable to Noble Energy (GAAP) to Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP).
(2) Represents remaining Exploration Expense after reversal of Adjustments to Net Income (Loss), After Tax, above.
(3) Represents remaining Income Tax Expense (Benefit) after reversal of Adjustments to Net Income (Loss), After Tax, above.

Capital Expenditures
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Organic Capital Expenditures, Attributable to Noble Energy (Accrual Based)	$655	$404	$2,556	$1,339
Marcellus Shale Acreage Exchange Consideration	—	234	—	234
Acquisition Capital (4)	2	—	2,740	—
NBLX Funded Capital Expenditures (5)	61	—	294	—
Increase in Capital Lease Obligations	—	—	—	5
Total Reported Capital Expenditures (Accrual Based)	$718	$638	$5,590	$1,578

(4) Acquisition costs for the three months ended December 31, 2017 include purchase price adjustments related to the Clayton Williams Energy Acquisition.
(5) NBLX Funded Capital Expenditures for the twelve months ended December 31, 2017 include capital related to Advantage Pipeline.

Schedule 7
Supplemental Data
(in millions, unaudited)

2017 Costs Incurred in Oil and Gas Activities	United States	Int’l(1)	Total

Proved property acquisition costs	$839	$—	$839
Unproved property acquisition costs	1,817	—	1,817
Exploration costs	59	100	159
Development costs(2)	1,870	477	2,347
Total costs incurred	$4,585	$577	$5,162

Reconciliation to Capital Spending (accrual basis)
Total costs incurred			$5,162
Exploration overhead			(76)
Lease rentals			(24)
Asset retirement obligations			39
Total oil and gas spending			5,101
Midstream capital spending			481
Investment in equity method investee			68
Corporate and other capital			(60)
Total capital spending (accrual basis)			$5,590

Proved Reserves(3)	United States	Int’l(1)	Total
Total Barrel Oil Equivalents (MMBoe)
Beginning reserves - December 31, 2016	976	461	1,437
Price-related revisions	26	4	30
Other non-price-related revisions	56	49	105
Extensions, discoveries and other additions	185	551	736
Purchase of minerals in place	57	—	57
Sale of minerals in place	(261)	—	(261)
Production	(99)	(40)	(139)
Ending reserves - December 31, 2017	940	1,025	1,965
Proved Developed Reserves (MMBoe)
December 31, 2016	554	397	951
December 31, 2017	458	410	868

(1) International primarily includes Israel and Equatorial Guinea.
(2) Includes decrease of $17 million in ARO costs due to revisions for United States and excludes capital expenditures from our midstream segment.
(3) Netherland, Sewell & Associates, Inc. performed a reserves audit for 2017 and concluded that the Company's estimates of proved reserves were, in the aggregate, reasonable and have been prepared in accordance with Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.